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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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WillScot Corporation
(Name of Registrant as Specified In Its Charter)

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901 S. Bond Street, Suite 600
Baltimore, Maryland 21231
Phone (410) 931-6000
www.willscot.com

April 30, 2018

Dear Fellow Stockholders:

You are cordially invited to attend the 2018 annual meeting of stockholders of WillScot Corporation at our executive office at 901 S. Bond Street, Suite 600, Baltimore, Maryland 21231, on June 19, 2018, at 9 a.m. local time.

The matters expected to be acted upon, as well as instructions on how to vote your shares, are described in detail in the accompanying notice of annual meeting and proxy statement.

Only stockholders of record at the close of business on April 23, 2018 are entitled to notice of and to vote at the annual meeting.

Your vote is important. If you hold your shares through a brokerage firm or bank, your brokerage firm or bank cannot vote your shares on the election of directors without specific instructions from you on how to vote. In order for your vote to be counted, please ensure to submit your vote to your brokerage firm or bank.

We appreciate the confidence you have placed in us through your investment in our company.

Sincerely,

Gerard E. Holthaus
Chairman of the Board

2018 proxy statement

Notice of Annual Meeting of Stockholders

Date	Time	Place

June 19, 2018	9 a.m. Eastern Daylight Time	Our principal executive office: 901 S. Bond Street, Suite 600 Baltimore, Maryland 21231

Items of Business and Voting Recommendations:

Proposal		Board Voting Recommendation

Proposal 1	Elect as directors the two nominees listed in this proxy statement	FOR
Proposal 2	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018	FOR
Transact any other business that may properly come before the meeting

Postponements and Adjournments:	Any action on the items of business described above may be considered at the meeting, at the time and on the date specified above, or at any time and date to which the meeting may be properly postponed or adjourned.
Record Date:	You are entitled to vote if you were a WillScot stockholder as of the close of business on April 23, 2018.
Meeting Admission:	Please follow the instructions set forth in the section of the proxy statement titled "Information about the Annual Meeting and Voting."
Voting:
Your vote is very important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You can vote in person at the annual meeting or by proxy. Registered holders may vote their shares by mail, while beneficial owners may vote by following the instructions provided by your broker, bank or other agent. See the "Information about the Annual Meeting and Voting" section for instructions on how to vote your shares.

By Order of the Board of Directors

Bradley L. Bacon
Vice President, General Counsel and Corporate Secretary
April 30, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders on June 19, 2018: this notice of annual meeting and proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2017 are available on our website at https://investors.willscot.com.

2018 proxy statement

WILLSCOT CORPORATION
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on June 19, 2018

We are sending you these proxy materials in connection with WillScot's solicitation of proxies, on behalf of its Board of Directors, for the 2018 annual meeting of stockholders. Distribution of these materials is scheduled to begin on May 9, 2018.

1	2018 proxy statement

Explanatory Note

WillScot Corporation is a holding company. We have no direct operations and our principal asset is our equity interest in William Scotsman Holdings Corp. ("WS Holdings"), which owns the Williams Scotsman family of specialty rental companies. We have a majority interest in, and control the management of, WS Holdings.

We are an "emerging growth company" under applicable federal securities laws, and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a "small reporting company," as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers ("NEOs"), or the frequency with which such votes must be conducted.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of completion of our initial public company, which we completed in September 2015; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period; or (iv) the date on which we are deemed to be a large accelerated filed under the Securities and Exchange Commission's ("SEC") rules.

Recent Business Combination

WillScot Corporation (formerly known as Double Eagle Acquisition Corp.) was originally incorporated as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On November 29, 2017 (the "Combination Date"), we completed a transaction (the "Business Combination") that resulted in a change of control of our company. In conjunction with the Business Combination,

  •
  we indirectly acquired Williams Scotsman International, Inc. ("WSII") for an aggregate purchase price of $1.1 billion, of which (i) $1.0215 billion was paid in cash and (ii) $78.5 million was paid in shares of our Class B common stock, which a represent non-economic voting interest in us, and shares of WS Holdings common stock (the "Rollover Interest"), which are exchangeable into shares of our Class A common stock;

  •
  Sapphire Holding S.a.r.l ("Sapphire"), which is an investment holding company controlled by TDR Capital LLP ("TDR Capital") and an affiliate of WSII's former owners, acquired a controlling interest in our voting securities. Sapphire obtained a controlling interest by purchasing from us $418.3 million of our Class A common shares with its own working capital, and Sapphire subsequently increased its controlling interest when it acquired the Rollover Interest from WSII's former owners; and

  •
  our company changed its name to WillScot Corporation, reconstituted its Board of Directors ("Board"), and appointed new management. In reconstituting our Board, our former sponsor, Double Eagle Acquisition LLC ("DEAL"), and TDR Capital appointed all seven members of our Board pursuant to an amended Stock Purchase Agreement dated as of November 6, 2017, a copy of which appears as exhibit 2.1 to Amendment No. 3 to our Registration Statement on Form S-4 (File No. 333-220356) filed with the SEC on November 6, 2017.

Additional information regarding the Business Combination and the transactions related thereto is available in our Annual Report on Form 10-K that we filed with the SEC on March 16, 2018.

2	2018 proxy statement

PROPOSAL 1 – ELECTION OF DIRECTORS

PROPOSAL SNAPSHOT
What Am I Voting On?
Stockholders are being asked to elect the two director nominees named in this proxy statement for a three-year term.
Voting Recommendation: FOR the election of each of the Board's director nominees.

Board Structure

Our Board consists of seven members. It is divided into three classes (Class I, Class II, and Class III) with staggered three-year terms, with one class of directors elected each year. The division of our Board into staggered classes may delay or prevent a change of control of our management or our company.

Our Board has formed three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee (the "Governance Committee").

Director Nominations

Process for Nominating Directors

The Governance Committee solicits and receives recommendations for potential director candidates from stockholders, management, directors and other sources. The Board will select nominees based on independence, reputation, integrity, diversity of experience and background, depth of experience in business, finance or administration, familiarity with national and international business matters, familiarity with the company's industry, other professional commitments, the ability to exercise sound judgment, and other relevant factors.

The Board values diversity of talents, skills, abilities and experiences and believes that Board diversity of all types provides significant benefits to the company. Although the Board has no specific diversity policy, the Board considers the diversity of the Board and potential director candidates in selecting new director candidates.

Stockholder Nominations

The Governance Committee considers unsolicited inquiries and director nominees recommended by stockholders in the same manner as nominees from all other sources. Recommendations should be sent to the Corporate Secretary at 901 S. Bond Street, Suite 600, Baltimore, Maryland 21231. Stockholders may nominate a director candidate to serve on the Board by following the procedures described in our bylaws.

Deadlines for shareholder nominations for WillScot's 2019 annual meeting of stockholders are included in the "Stockholder Proposals and Director Nominations for the 2019 Annual Meeting" section on page 24.

Director Nominee Biographies & Qualifications

The Board has nominated the two individuals below to stand for re-election for a three-year term expiring at the annual meeting of stockholders in 2021. If a nominee is unable to serve, the Board may identify a substitute nominee or nominees. If that occurs, all valid proxies will be voted for the election of the substitute nominee or nominees

3	2018 proxy statement

designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board.

Mark S. Bartlett Independent Director Director Since: 2017 Director Class: I Term Expires: 2018 Age: 67	Principal Occupation and Business Experience

Mr. Bartlett is a former partner of Ernst & Young LLP. He joined the accounting firm in 1972 and worked there until his retirement in 2012, serving as managing partner of the firm's Baltimore office and senior client service partner for the mid-Atlantic region. He is a certified public accountant.

Other Public Company Directorships in Last 5 Years

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FTI Consulting, Inc.

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Rexnord Corporation

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T. Rowe Price Group, Inc.

Other Select Directorships

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The Baltimore Life Companies

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Algeco/Scotsman Holding S.á r.l. (former)

Key Qualifications and Skills
The Board believes that Mr. Bartlett's accounting and finance expertise, experience as a director of public and private companies, and knowledge of our company and industry enable him to provide meaningful guidance to our Board.

Bradley L. Soultz Non-Independent Director Director Since: 2017 Director Class: I Term Expires: 2018 Age: 48	Principal Occupation and Business Experience

Mr. Soultz is our president and CEO. Prior to becoming our president and CEO on the Combination Date, he served as president and CEO of WSII (January 2014-November 2017), where he was responsible for the strategic and operational aspects of WSII's North American business and for helping prepare the company for its reemergence as a public company. Before joining WSII, Mr. Soultz was the chief commercial and strategy officer of Novelis Inc., the world leader in aluminum rolling and recycling. He previously held management roles with various Novelis business units in Europe and North America after joining the company in 2005.

Key Qualifications and Skills
The Board believes that Mr. Soultz's insight into our company and industry from his role as our president and CEO, together with his leadership and business experience with multinational companies focused on "lean" practices and processes, enable him to provide meaningful guidance to our Board.

4	2018 proxy statement

Continuing Director Biographies & Qualifications

The individuals below are members of our Board whose term of office expires at the annual meeting of stockholders in 2019 or 2020. Accordingly, these directors are not standing for re-election at our 2018 annual meeting.

Gerard E. Holthaus Independent Director Chairman of the Board Since: 2017 Director Since: 2017 Director Class: II Term Expires: 2019 Age: 68	Principal Occupation and Business Experience

Mr. Holthaus is the former non-executive chairman of Algeco Scotsman Global S.á.r.l. (April 2010-November 2017), the leading global provider of modular space solutions. He previously served as executive chairman and CEO of Algeco Scotsman, where he was responsible for its North American and European operations, and as executive chairman, president and CEO of WSII prior to its acquisition by Algeco Scotsman in 2007. Mr. Holthaus has also served as interim CEO of BakerCorp International (June-September 2013), an equipment rental services company.

Other Public Company Directorships in Last 5 Years

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BakerCorp International, Inc.

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FTI Consulting, Inc.

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Neff Corporation (former)

Other Select Directorships

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The Baltimore Life Companies

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Loyola University of Maryland Board of Trustees

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Algeco/Scotsman Holding S.á r.l. (former)

Key Qualifications and Skills
The Board believes that Mr. Holthaus' history with Williams Scotsman, dating back to 1994 when he was hired as its CEO, provides deep industry knowledge. This knowledge, combined with his experience as an executive and director of public and private companies, enables him to provide meaningful guidance to our Board.

Fredric D. Rosen Independent Director Director Since: 2015 Director Class: II Term Expires: 2019 Age: 74	Principal Occupation and Business Experience

Mr. Rosen is an entrepreneur and investor. He has served as president of and CEO of Red Carpet Entertainment Corp., an entertainment start-up company, since 2017. He previously served as co-CEO of Outbox Enterprises, LLC (an entertainment company then comprising Outbox Technology, Cirque du Soleil and Anschutz Entertainment Group); chairman and CEO of Stone Canyon Entertainment; and, president and CEO of Ticketmaster Group.

Other Public Company Directorships in Last 5 Years

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Platinum Eagle Acquisition Corp.

Other Select Directorships

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Exari Group, Inc.

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American Academy of Dramatic Arts

Key Qualifications and Skills
The Board believes that Mr. Rosen's experience as an executive and director of public and private companies, together with his experience with leading and operating growth-oriented businesses, enable him to provide meaningful guidance to our Board.

5	2018 proxy statement

Jeff Sagansky Independent Director Director Since: 2015 Director Class: III Term Expires: 2020 Age: 66	Principal Occupation and Business Experience

Mr. Sagansky is the chairman and CEO of Platinum Eagle Acquisition Corp. (December 2017-present), a publicly-traded special purpose acquisition company, and he was our president and CEO (August 2015-November 2017) prior to the Business Combination. Mr. Sagansky served as president of Silver Eagle Acquisition Corp. (July 2013-March 2015), a publicly-traded special purpose acquisition company that invested in Videocon d2h, a direct-to-home pay-television service provider in India. He previously served as president of Global Eagle Acquisition Corp. (February 2011-February 2013), a worldwide provider of media content, connectivity systems and operational data solutions to the travel industry.

Other Public Company Directorships in Last 5 Years

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Global Eagle Entertainment Inc.

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Platinum Eagle Acquisition Corp.

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Scripps Networks Interactive, Inc. (former)

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Starz, Inc. (former)

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Videocon d2H Limited (former)

Other Select Directorships

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GoEuro Corporation

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Hemisphere Capital Management LLC

Key Qualifications and Skills
The Board believes that Mr. Sagansky's experience with mergers and acquisitions and capital raising, together with his experience as an executive and director of growth-oriented public and private companies, enable him to provide meaningful guidance to our Board.

Stephen Robertson Non-Independent Director Director Since: 2017 Director Class: III Term Expires: 2020 Age: 58	Principal Occupation and Business Experience

Mr. Robertson is a co-founder of TDR Capital, a London-based private equity firm with more than €5 billion of committed capital. As a founding partner, he is heavily involved in the firm's strategic investment decisions, including acquisitions, capitalizations and monetizations. Prior to co-founding TDR in 2002, Mr. Robertson was managing partner at DB Capital Partners, where he helped build the European leveraged buyout arm of Deutsche Bank into a leading buyout firm in Europe. He also previously spent a year as managing director of European Leveraged Finance at Merrill Lynch and nine years as managing director of European Leveraged Finance at Bankers Trust.

Key Qualifications and Skills
The Board believes that Mr. Robertson's experience with mergers and acquisitions, private equity and leverage finance, together with his extensive knowledge of our company and the industrial services industry, enable him to provide meaningful guidance to our Board.

6	2018 proxy statement

Gary Lindsay Non-Independent Director Director Since: 2017 Director Class: III Term Expires: 2020 Age: 38	Principal Occupation and Business Experience

Mr. Lindsay is a partner at TDR Capital LLP, a London-based private equity firm with more than €5 billion of committed capital. He has worked as a member of the firm's investment team since 2008, and he is involved in the day-to-day management of several TDR Capital portfolio companies (including our company prior to the Business Combination). Prior to joining TDR Capital LLP, Mr. Lindsay worked in the chemicals & industrials investment banking teams at both Citi and Bear Stearns in London and New York.

Key Qualifications and Skills
The Board believes that Mr. Lindsay's experience in acquiring, financing and developing companies (including the Algeco Scotsman portfolio of companies), together with his experience with our company and the industrial services industry, enable him to provide meaningful guidance to our Board.

Relevant Director Skills

The Board believes that our directors as a whole have the necessary experience and expertise, and each director possesses the particular attributes that qualify him to serve on our Board. The principal qualifications are:

Director	Leadership	Finance	Industry	Strategy	Risk	Public Company

Mark Bartlett

Gerard Holthaus

Gary Lindsay

Stephen Robertson

Fredric Rosen

Jeff Sagansky

Bradley Soultz

Director Meeting Attendance

Board and Committee Meetings

Directors are expected to participate in all meetings of the Board and each Committee on which he serves. Except as described below, during each director's term of office in 2017, such director attended no less than 75% of the meetings held by the Board and each Committee on which he served. Mr. Rosen did not participate in the Compensation Committee meeting held last year due to extraordinary circumstances.

7	2018 proxy statement

In 2017, the Board and each Committee held the following number of meetings:

	Board of Directors	Audit Committee	Compensation Committee	Governance Committee

Before the Business Combination	5	0	0	n/a

After the Business Combination	2	2	1	0

Total	7	2	1	0

Other Meetings

Our independent directors meet in closed (executive) sessions, without the presence of management. The Chairman of the Board chairs the meetings of the independent directors, which coincide with regular meetings of the Board.

Given the nature of our company prior to the Business Combination, directors were not expected to attend our annual meetings. None of our directors, including the director who was nominated for reelection, attended our 2017 annual meeting of stockholders. Following the Business Combination, directors are expected to attend our annual meetings.

Committees of the Board of Directors

Committee Membership

Director	Audit Committee	Compensation Committee	Governance Committee

Mark Bartlett	C

Gerard Holthaus		C

Stephen Robertson

Fredric Rosen

Jeff Sagansky			C

C- chair - member

Each Committee operates under a written charter. The Committee charters are reviewed annually, and more frequently as necessary, to address any new rules or best practices relating to the responsibilities of the applicable Committee, or changes to such rules and best practices. The applicable Committee approves its own charter amendment and submits it to the Governance Committee, which recommends action by the Board. All charter amendments are submitted to the Board for approval.

A copy of each Committee charter is available on our corporate website at https://investors.willscot.com/corporate-governance/governance-overview.

Audit Committee

The Board has determined that each Audit Committee member is independent and otherwise qualifies as an Audit Committee member pursuant to applicable rules of the SEC and the NASDAQ Capital Market ("Nasdaq"). The Board has determined that Mark S. Bartlett qualifies as an "audit committee financial expert" within the meaning stipulated by the SEC, based upon the education and experience described in his biography.

The Audit Committee's primary responsibilities are to monitor (i) the integrity of our financial reporting process and internal control system; (ii) the independence and performance of the independent registered public accounting firm; and (iii) the disclosure controls and procedures established by management. In discharging these responsibilities,

8	2018 proxy statement

the Audit Committee, among other things: selects, oversees and retains our independent registered public accounting firm; reviews and discusses the scope of the annual audit and written communications by our independent registered public accounting firm to the Audit Committee and management; oversees our financial reporting activities, including the annual audit and the accounting standards and principles we follow; approves audit and non-audit services by our independent registered public accounting firm and applicable fees; reviews and discusses our periodic reports filed with the SEC; reviews and discusses our earnings press releases and communications; oversees our internal audit activities; oversees our disclosure controls and procedures and reviews our internal controls over financial reporting; reviews and discusses risk assessment and risk management policies and practices; oversees the administration of our Code of Business Conduct and Ethics and other ethics policies; reviews, discusses and approves insider and affiliated person transactions; and, administers the policy with respect to the hiring of former employees of our independent registered public accounting firm. In addition, the Audit Committee performs an annual self-evaluation, reviews its charter and recommends changes to the Governance Committee for submission to the Board for approval, and prepares the audit committee report required to be included in our annual proxy statement.

Compensation Committee

The Board has determined that all Compensation Committee members are non-employee directors and, except Stephen Robertson, qualify as independent directors. In making its determination, the Board has considered all factors specifically relevant to determining whether a director has a relationship with the company that would materially impair the director's ability to make independent judgments about executive officer compensation, including: (i) the source of such director's compensation; (ii) any consulting, advisory or other compensatory fees paid by the company to the director; and (iii) any other affiliations the director has with the company and its affiliates, including engagements by clients that are companies or affiliates of companies for which members of the Compensation Committee serve as officers or directors.

The Compensation Committee and the Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans, and strategic objectives, as well as their views on compensation programs and levels. Our CEO attended the Compensation Committee meeting held during 2017. Only members of the Compensation Committee vote on matters before that Committee.

The primary responsibilities of the Compensation Committee include: reviewing non-executive director compensation and recommending changes to the Board for approval; approving our CEO's compensation; reviewing the compensation of other NEOs; administering our equity-based compensation plans and approving awards thereunder; establishing objective performance goals, individual award levels and operative and subjective performance measures, and overseeing all aspects of executive officer incentive compensation; reviewing and approving employment, consulting and other contracts, or arrangements with present and former executive officers; reviewing the compensation disclosures in the annual proxy statement and annual report on Form 10-K filed with the SEC and discussing the disclosures with management; performing annual performance evaluations of our executive officers; performing an annual self-evaluation; reviewing its charter and recommending changes to the Governance Committee for submission to the Board for approval; and submitting all equity-based compensation plans, executive officer compensation plans and material revisions to such plans to a vote of the Board, and to a vote of stockholders if required.

Compensation Consultant

Under its charter, the Compensation Committee is authorized to select, retain and direct the activities, and terminate the services, of compensation advisors, as well as approve fees and expenses of such advisors. The Compensation Committee has retained Frederick W. Cook & Co., Inc. ("Cook") as its independent compensation consultant. The Compensation Committee periodically evaluates Cook's independence from management, taking into consideration all relevant factors, including the independence factors specified in SEC regulations and Nasdaq listing rules.

9	2018 proxy statement

In 2017, Cook advised the Compensation Committee on certain executive and director compensation matters arising from the effective reemergence of Williams Scotsman as a standalone public company as a result of the Business Combination. Neither Cook nor our company provided any services to the other during 2017, other than the advisory services provided by Cook to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee serves as, or has in the prior three years served as, one of our officers or employees at any time, except that Jeff Sagansky served as our president and CEO prior to the Business Combination. None of our executive officers serves as, or in the prior three years has served as, a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or the Compensation Committee.

Governance Committee

The Board has determined that all Governance Committee members are non-employee directors and qualify as independent directors.

The primary responsibilities of the Governance Committee include: identifying and qualifying the annual slate of directors for nomination by the Board; assessing the independence of our directors; identifying and qualifying the candidates for Chairman of the Board and for membership and chairmanship of the Committees for appointment by the Board; identifying and qualifying candidates to fill vacancies occurring between annual meetings of stockholders for election by the Board; monitoring compliance with, and reviewing proposed changes to, our Corporate Governance Guidelines, the Committee charters, and other policies and practices relating to corporate governance for submission to the Board for approval; monitoring and reviewing responses to stockholder communications with non-management directors together with the Chairman of the Board; overseeing the process for director education and Board and Committee self-evaluations; overseeing the process relating to succession planning for our CEO and other executive officer positions; reviewing its charter and recommending changes to the Board for approval; and performing an annual self-evaluation.

Director Compensation

We did not compensate our non-executive directors in fiscal 2017. For fiscal 2018, the Compensation Committee recommended and the Board adopted the following annual compensation package for non-executive directors:

Position	Cash Retainer	Restricted Stock (one year vesting)

Non-Executive Chair	$250,000	$250,000

All Other Non-Executive Directors	$75,000	$100,000

Committee Chair Stipend

Audit Committee	$20,000

Compensation Committee	$15,000

Governance Committee	$10,000

We believe that this annual compensation package will enable us to attract and retain qualified and experienced individuals to serve as non-executive directors and to align our director's interests with those of our stockholders.

Board Election & Leadership Structure

Directors are elected by a plurality of the votes cast for such director. If an incumbent director does not receive a greater number of "for" votes than "withheld" votes, then such director must tender his or her resignation to the Board for its consideration.

10	2018 proxy statement

The Board's policy is that the Chairman of the Board is an independent, non-employee director. The Governance Committee and the Board believe that this leadership structure is the most appropriate one for the company at this time, as it allows our CEO to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing the Chairman to focus on leading the Board, providing its advice and counsel to the CEO, and facilitating the Board's independent oversight of management.

The Board's Role in Risk Oversight

The Board oversees the risk management of our company. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. The Board administers its oversight of our material risks directly through the Board as a whole, as well as through the committees of Board. The Audit Committee, in addition to overseeing financial report and control risks, is responsible for reviewing and discussing risk assessment and risk management policies and practices. The Board's other committees also assist the oversight function of the Board by addressing risks related to the relevant committee's particular area of concentration. For example, the Compensation Committee oversees risks related to our executive compensation plans and arrangements, and the Governance Committee oversees risks associated with the independence of the Board and potential conflicts of interest.

Each committee reports on discussions of the applicable risks to the Board during the committee reports portion of each meeting of the Board, as appropriate. The Board considers each committee's report, and incorporates the insight provided by the reports into its overall risk management analysis.

Duties & Responsibilities of Chairman

  •
  Presides at all meetings of the Board
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  Encourages and facilitates active participation of all directors
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  Serves as a liaison between the non-executive directors and our CEO
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  Approves Board meeting materials for distribution
  •
  Approves Board meeting schedules and agendas
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  Has the authority to call meetings of the directors
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  Leads the Board's annual evaluation of our CEO
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  Monitors and coordinates with management on corporate governance issues and developments

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that reflect its commitment to oversee the effectiveness of policy and decision-making at the Board and management level, with a view to enhancing shareholder value over the long-term. Our Corporate Governance Guidelines are available online at https://investors.willscot.com/corporate-governance/governance-overview.

Codes of Business Conduct & Ethics

Our Board has adopted a Code of Business Conduct and Ethics ("Code of Business Conduct"), which applies to our directors, officers and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers ("Code of Ethics"), which supplements our Code of Business Conduct and applies to our CEO, principal financial officer, principal accounting officer and controller. Copies of the Code of Business Conduct and the Code of Ethics are available online at https://investors.willscot.com/corporate-governance/governance-overview. If the Board grants a waiver under our Code of Business Conduct to any director, executive officer or senior financial officer, or we make any substantive amendment to the Code of Ethics or grant any waiver thereunder to a covered officer, we will promptly disclose the nature of the applicable waiver or amendment on our website.

11	2018 proxy statement

Board Evaluation Process

Given the nature of our company as a special purpose acquisition company, the Board did not conduct a self-evaluation process prior to the Business Combination. Following the Business Combination and reconstitution of our Board, however, the Board expects to conduct an annual self-evaluation to help determine whether the Board and its committees are functioning effectively.

Director Independence

Nasdaq listing rules require a majority of our Board to be independent. An "independent director" is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

Our Board annually makes an affirmative determination regarding the independence of each director based upon the recommendation of the Governance Committee and pursuant to the standards in our Corporate Governance Guidelines. Applying these standards, the Board has affirmatively determined that Messrs. Bartlett, Holthaus, Rosen and Sagansky are "independent directors." Messrs. Robertson and Lindsay, who are partners of TDR Capital, are not "independent directors" due to TDR Capital's controlling ownership position in our former owner (prior to the Business Combination) and our voting common stock (following the Business Combination).

In making this determination, the Board considered the following factors, among others: the ownership positions and contractual arrangements of our Board members and their affiliates with our company, both prior to and after the Business Combination; the corporate governance and other policies adopted by the Board to help avoid conflicts and potential conflicts of interest; the contractual arrangements and annual payments between our company and other companies upon which our directors also serve as directors (e.g., FTI Consulting); and, the alignment of the long-term interests of the stockholders that appointed our Board members with the long-term interests of our other stockholders.

Communication with the Board

Stockholders, employees and other interested parties may communicate with any of our directors, our Board as a group, our independent directors as a group or any Board committee as a group by sending such communications to the Corporate Secretary to be forwarded to the Chair of the Board. The Corporate Secretary may respond directly or redirect any such communication to another department of the company for an appropriate response if, in the discretion of the Corporate Secretary, such a direct response is more appropriate. The Corporate Secretary may also ignore any communication that he or she determines to be of a commercial or frivolous nature or otherwise inappropriate for Board consideration.

PROPOSAL 2 – RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL SNAPSHOT
What Am I Voting On?

The Board seeks an indication from stockholders of their approval or disapproval of the Audit Committee's appointment of Ernst & Young LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2018.
Voting Recommendation: FOR the ratification of our independent registered public accounting firm.

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The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the company's independent auditor. Ernst & Young LLP ("EY") has been our independent auditor since November 2017. The Audit Committee believes that the retention of EY to serve as the company's independent auditor for 2018 is in the best interests of the company and its stockholders. If the appointment of EY is not approved by our stockholders, the Audit Committee will consider whether it is appropriate to select another independent auditor.

Independent Registered Public Accounting Firm Change

On November 29, 2017, the Board approved the dismissal of WithumSmith+Brown, PC ("Withum") as our independent registered public accounting firm. We communicated to Withum the Board's decision on November 29, 2017. The reports of Withum on our financial statements as of and for the two most recent fiscal years (ended December 31, 2016 and December 31, 2015) did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles except as follows: such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to our ability to continue as a going concern if we did not complete a business combination by September 16, 2017.

During our two most recent fiscal years (ended December 31, 2016 and December 31, 2015) and the subsequent interim period through November 29, 2017, there were no disagreements between us and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on our financial statements for such years.

During our two most recent fiscal years (ended December 31, 2016 and December 31, 2015) and the subsequent interim period through November 29, 2017, there were no "reportable events" as defined in SEC rules.

We provided Withum with a copy of the foregoing disclosures and Withum furnished us with a letter addressed to the SEC stating it agrees with the statements made by us set forth above.

On November 29, 2017, the Board approved the engagement of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2017, effective November 29, 2017 upon the completion of EY's independence review. During our two most recent fiscal years (ended December 31, 2016 and December 31, 2015) and the subsequent interim period through November 29, 2017, neither we, nor anyone on our behalf consulted with EY, on behalf of us, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a "disagreement," or a "reportable event," as defined SEC rules.

Representatives of EY will be present at the annual meeting and will have the opportunity to make a statement and respond to questions. Representatives of Withum are not expected to attend the annual meeting.

Audit Fees & Approval Process

The Audit Committee pre-approves all audit and non-audit services to be performed by the independent auditors in compliance with the Sarbanes-Oxley Act and the SEC rules regarding auditor independence. These services may include audit services, audit-related services, tax services and all other services. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee or require the specific pre-approval of the Audit Committee. Unless a type of service has received general pre-approval, it will require specific pre-approval if it is to be provided by EY. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval.

Pre-approval fee levels or budgeted amounts for all services to be provided by EY are established annually by the Audit Committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the Audit Committee. The Audit Committee may delegate either type of approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval

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decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated to its Chair the authority to pre-approve any permissible non-audit services with a fee of $50,000 or less.

Prior to the Business Combination, all of the services listed in the table below were approved by (i) with respect to Withum, the Audit Committee, and (ii) with respect to EY, the audit committee of WSII's prior owner. Following the Business Combination, all of the services were approved by our Audit Committee or, if applicable, the Committee Chair.

Independent Registered Public Accounting Firm Fee Information

Fees for professional services provided by our independent auditor included the following:

	Ernst & Young LLP		WithumSmith+Brown, PC

	2016	2017	2016	2017

Audit(1)	—	$3,819,843(4)	$59,000	$72,000

Audit Related	—	—	—	—

Tax Compliance(2)	—	$28,490	—	—

Tax Planning(3)	—	$16,390	—	—

All Other	—	—	—	—

(1)
Audit fees include, without limitation, fees billed for professional services rendered for the audit of annual financial statements, including certain required statutory audits; the review of interim financial statements; and, comfort letters and consents.
(2)
Tax compliance fees include, without limitation, fees billed for tax services rendered for the review of tax returns.
(3)
Tax planning fees include, without limitation, fees billed for tax services rendered for routine tax advisory services.
(4)
Includes $1,450,000 for services rendered in 2017 related to the WSII financial statement audit as of December 31, 2016 and 2015 and for the three years in the period ended December 31, 2016, which were prepared to facilitate the Business Combination.

Audit Committee Report

The Audit Committee is composed of three directors, all of whom meet the independence standards of the Nasdaq, SEC and our Corporate Governance Guidelines, and operates under a written charter adopted by the Board of Directors.

Management is responsible for the company's internal controls and the financial reporting process. EY, acting as independent auditor, is responsible for performing an independent audit of the company's consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board ("PCAOB").

The Audit Committee has discussed with the company's independent auditor the overall scope and execution of the independent audit and has reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent auditors other matters required by PCAOB auditing standards.

The independent auditors provided to the Audit Committee the written communications required by applicable standards of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee discussed the independent auditors' independence with management and the auditors. The Audit Committee also considered whether the provision of other non-audit services by the company's independent auditors to the company is compatible with maintaining independence.

The Audit Committee concluded that the independent auditors' independence had not been impaired.

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Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the company's annual report on Form 10-K for the year ended December 31, 2017.

By the members of the Audit Committee as of April 18, 2018 consisting of:

Gerard E. Holthaus	Mark S. Bartlett (Chairman)	Fredric D. Rosen

The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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EXECUTIVE COMPENSATION

We are an "emerging growth company," as defined in Section 101(a)(19)(C) of the JOBS Act. As an emerging growth company, we are not required under SEC rules to include a Compensation Discussion and Analysis section in this proxy statement. We have elected to comply with reduced compensation disclosure requirements, as permitted under the JOBS Act.

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2017 and 2016, compensation awarded or paid to, or earned by, our CEO and two other most highly compensated NEOs at December 31, 2017.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Non-Equity Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)

Bradley L. Soultz
President & Chief Executive Officer	2017	404,367	225,000	430,597	1,629,632(5)	2,689,596
	2016	367,533	75,000	36,984	40,999	520,516
Timothy D. Boswell
Chief Financial Officer	2017	298,308	225,000	184,627	449,119(5)	1,157,054
	2016	274,151	50,000	89,205	36,376	449,732
Bradley L. Bacon
Vice President, General Counsel & Corporate Secretary	2017	95,625	30,000	0	94,203(6)	219,828
(1)
Jeff Sagansky served as our president and CEO from August 6, 2015 until the consummation of the Business Combination, and James A. Graf served as our vice president, chief financial officer and treasurer from July 1, 2015 until the consummation of the Business Combination. These former NEOs are omitted from the table because they did not receive any compensation from us in 2016 or 2017.

Reported amounts include payments made by WSII prior to the consummation of the Business Combination. In 2016, Mr. Bacon was not an employee of our company or WSII. Messrs. Soultz, Boswell and Bacon each became an NEO upon consummation of the Business Combination.

(2)
Amounts in this column represent the dollar value of base salary paid to our NEOs. On November 29, 2017, the base salary of Messrs. Soultz and Boswell increased upon the completion of the Business Combination and the effectiveness of their new employment agreements (described below).

(3)
Amounts in this column represent discretionary bonuses, retention bonuses and signing bonuses. In 2017, Messrs. Soultz and Boswell received a $225,000 discretionary bonus, and Mr. Bacon received a $30,000 signing bonus upon accepting WSII's offer of employment. In 2016, Mr. Soultz and Mr. Boswell received a retention bonus of $75,000 and $50,000, respectively.

(4)
Amounts in this column represent payments under WSII's short- and medium-term performance based incentive compensation plans. Because recipients must be employees at the time performance is measured under these cash incentive compensation plans, recipients earn amounts under the plans in the year in which performances are measured and payments are made. In 2017, Mr. Soultz was paid $352,597 and $78,000 under WSII's annual performance-based short-term cash incentive plan ("STIP") and WSII's three-year performance-based medium-term cash incentive plan ("MTIP"), respectively. In 2017, Mr. Boswell was paid $149,527 and $35,100 under the STIP and the MTIP, respectively. The STIP payments represent amounts earned under performance-based grants awarded in 2016, and the MTIP payments represent amounts earned over a 3-year performance period under grants awarded in 2014.

In 2016, Mr. Soultz was paid $36,984 under the STIP. In 2016, Mr. Boswell was paid $59,730 and $29,475 under the STIP and MTIP, respectively. The STIP payments represent amounts earned under performance-based grants awarded in 2015, and the MTIP payment represent an amount earned over a 3-year performance period under a grant awarded in 2013.

(5)
Reported amount includes, among other items, (a) $1,588,470 and $410,589 paid to Mr. Soultz and Mr. Boswell, respectively, upon completion of the Business Combination under the Williams Scotsman, Inc. Change in Control Plan, which effectively bought out their participation in two long-term incentive compensation plans maintained by WSII's former owner; (b) an auto allowance; (c) employer contributions under our 401(k) plan and health savings accounts; and (d) premiums for life and supplemental individual disability insurance.

(6)
Mr. Bacon relocated to join our company and received benefits under our executive relocation plans and policies. These benefits included temporary housing, a cost of living allowance, relocation costs, and other miscellaneous expenses. The

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  reported amount includes, among other items, $60,183 of taxable relocation benefits and $27,758 of associated tax gross-up; an auto allowance; employer contributions under our 401(k) plan and health savings accounts; and, premiums for life and supplemental individual disability insurance.

Employment Agreements

The employment arrangements we have with our NEOs set forth in the Summary Compensation Table are summarized below.

Bradley L. Soultz, President and Chief Executive Officer

On November 29, 2017, we entered into an employment agreement with Mr. Soultz. The agreement provides for an initial employment term of 36 months, with automatic successive one year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. Mr. Soultz's agreement provides for an annual base salary of $600,000, along with a short-term incentive target of $798,000 (133% of annual salary) and a long-term incentive annual allocation of $1,000,000 (125% of annual short-term incentive target) comprised of 50% time-vested options and 50% restricted stock vesting ratably over four years. Upon completion of the Business Combination, Mr. Soultz became entitled to certain additional benefits, including a $1,600,000 one-time grant of 50% time vested stock options and 50% restricted stock. The agreement also includes a 12 month non-competition and non-solicitation provision.

If Mr. Soultz's employment is terminated other than for cause, he will be entitled to 12 months base salary plus a pro-rata bonus for the year of termination, based on actual performance plus accrued and unpaid benefits and health insurance continuation for the severance period. If his employment is terminated other than for cause, within the first year of either his initial long-term incentive grant of $1,600,000 or his first annual long-term incentive grant of $1,000,000, a minimum of 25% of the respective grant will vest. In the event of a change of control, if Mr. Soultz is terminated other than for cause within 12 months of such change of control, he will be entitled to 150% of his base salary, his target annual incentive award and a pro rata portion of his target bonus as well as a continuation of his health insurance for the severance period and vesting of any unvested equity awards.

Timothy D. Boswell, Chief Financial Officer

On November 29, 2017, we entered into an employment agreement with Mr. Boswell. The agreement provides for an initial employment term of 36 months, with automatic successive one year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. Mr. Boswell's agreement provides for an annual base salary of $375,000, along with a short-term incentive target of $225,000 (60% of annual salary) and a long-term incentive annual allocation of $300,000 (133% of short-term incentive target) comprised of 50% time-vested options and 50% restricted stock vesting ratably over four years. Upon completion of the Business Combination, Mr. Boswell became entitled to certain additional benefits including a $500,000 one-time grant of 50% time vested stock options and 50% restricted stock. The agreement also includes a 12 month non-competition and non-solicitation provision.

If Mr. Boswell's employment is terminated other than for cause, he will be entitled to 12 months base salary plus a pro rata bonus for the year of termination based on actual performance plus accrued and unpaid benefits and health insurance continuation for the severance period. If his employment is terminated other than for cause, within the first year of either his initial long-term incentive grant of $500,000 or his first annual long-term incentive grant of $225,000, a minimum of 25% of the respective grant will vest. In the event of a change of control, if Mr. Boswell is terminated other than for cause within 12 months of such change of control, he will be entitled to his full base salary plus target annual incentive awards, his pro rata target bonus and health insurance continuation for the severance period, along with vesting of any unvested equity awards.

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Bradley L. Bacon, Vice President, General Counsel and Corporate Secretary

As of August 28, 2017, we entered into an employment letter with Mr. Bacon. His employment is "at will," and his employment letter does not include a specific term. Mr. Bacon's letter provides for an annual base salary of $292,500, along with a short-term incentive target of $175,500 (60% of annual salary) and a long-term incentive annual allocation of $175,500 (100% of short-term incentive target). He also received a $30,000 signing bonus and, upon the commencement of our long-term incentive compensation plan, Mr. Bacon became entitled to receive an initial award equal to $175,500.

If Mr. Bacon's employment is terminated other than for cause, he is entitled to 12 months' base salary plus the value of the accrued short-term incentive plan for the year of termination based on actual performance plus accrued and unpaid benefits and health insurance continuation for the severance period.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Person Transactions

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). In November 2017, our Board adopted a written policy on related person transactions that establishes the policies and procedures for the review and approval or ratification of related person transactions.

A "Related Person Transaction" is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of our executive officers, directors or director nominees;

  •
  any person who is known by us to be the beneficial owner of more than five percent (5%) of our voting stock;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of our voting stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

The Audit Committee is responsible for reviewing related party transactions.

Related Person Transactions

In the ordinary course of business, we enter into commercial transactions to receive consulting and advisory services, from time to time, from companies for which our directors may serve as non-executive directors. All of those transactions have been approved by the audit committee of our board. We consider these transactions to be arm's length and, except for Mr. Robertson's and Mr. Lindsay's respective pecunicary interests in TDR Capital, we do not believe that the directors had or have any material direct or indirect pecuniary or other interests in such engagements.

Below is summary of transactions in which we participated during 2017 in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our

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capital stock or any members of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements described under "Executive Compensation" above.

Subscription Agreement

On the Combination Date, we entered into a subscription agreement (the "Subscription Agreement") under which Sapphire purchased 43,568,901 shares of our Class A shares at a price of $9.60 per share, for a total purchase price of $418.3 million. Subject to limited exception, Sapphire cannot transfer any shares acquired under the Subscription Agreement and beneficially owned by Sapphire for a period of six months following the Combination Date. The shares purchased by Sapphire are subject to the Registration Rights Agreement.

Registration Rights Agreement

On the Combination Date, we entered into an amended and restated registration rights agreement (the "Registration Rights Agreement") with Sapphire and certain other parties that amends and restates a registration rights agreement dated September 10, 2015, among our company and certain initial investors. Under the agreement, we granted to Sapphire and the initial investors certain demand, shelf and piggyback registration rights covering all of our Class A shares owned by each holder, until such shares cease to be registrable securities. The registration rights are subject to customary lock-up provisions.

Earnout Agreement

On the Combination Date, we entered into an earnout agreement (the "Earnout Agreement") with Sapphire and each of DEAL and Harry E. Sloan (together, the "Founders"), under which 12,425,000 Class A shares held by the Founders were placed in escrow. The escrowed shares will be released to Sapphire or the Founders upon the occurrence of certain triggering events, and any shares that remain in escrow at the expiration of the agreement's three-year term will be transferred to us for cancellation.

In addition, 14,550,000 private warrants owned by certain Founders were deemed restricted under the Earnout Agreement. The warrants are deemed restricted for one year after the Combination Date unless we consummate a qualifying acquisition, at which time the restrictions will lapse and one third (1/3) of the warrants will be transferred to Sapphire and the Founders will retain ownership of the remaining two thirds (2/3) of the warrants.

Escrow Agreement

On the Combination Date, we entered into an escrow agreement with the Founders, Sapphire and Continental Stock Transfer & Trust Company, as escrow agent. The agreement establishes the escrow account and arrangements contemplated by the Earnout Agreement. The voting and economic rights of the escrowed shares are suspended while such shares remain in escrow.

Equity Commitment Letter

On November 6, 2017, we entered into an amended equity commitment letter with TDR Capital II under which TDR Capital II committed to invest up to $500 million in our company to fund a portion of the cash consideration payable to WSII's prior owners in the Business Combination, certain transaction costs and expenses incurred to facilitate the Business Combination, and certain acquisitions after the Business Combination. Through Sapphire, TDR Capital II invested $418.3 million through Sapphire's purchase of Class A shares under the Subscription Agreement. If we elect to utilize any portion of the remaining commitment ($81.7 million), we would do so by issuing new Class A shares to TDR Capital II or its affiliates at a price of $10 per share. Unless extended in its sole discretion, TDR Capital II's obligation expires automatically upon the earlier of November 29, 2018 and the date on which the $500 million commitment has been utilized.

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Transition Services Agreement

On the Combination Date, we entered into a transition services agreement (the "TSA") with WS Holdings, WSII, and Algeco Scotsman Global S.á r.l. ("Algeco Global"), which is controlled by TDR Capital. The TSA is designed to ensure an orderly transition of WSII's business and effectuate a transaction in which WSII's remote accommodations business was transferred to affiliates of Algeco Global prior to the Business Combination. Under the TSA, each party will provide or cause to be provided to the other party or its affiliates certain services, use of facilities and other assistance on a transitional basis. Subject to limited exception, services will cease to be provided under the TSA on or before the first anniversary of the Combination Date.

Shareholders Agreement

On the Combination Date, we entered into a shareholders agreement (the "Shareholders Agreement") with WSII's former owners relating to our ownership interests in the WS Holdings. WSII's former owners subsequently transferred their interests in WS Holdings, and their rights under the Shareholders Agreement and Exchange Agreement, to Sapphire.

The agreement contains pre-emptive rights to permit Sapphire to avoid dilution and maintain its aggregate percentage ownership in WS Holdings on a fully diluted basis upon any future issuance of any additional shares of our company or WS Holdings for cash. Among other things, it also (i) contains customary tag along and drag along provisions and protective provisions for Sapphire, (ii) provides that Sapphire cannot, prior November 29, 2018, transfer its shares of WS Holdings except to certain permitted transferees, (iii) grants to us a right of first refusal to purchase the shares of WS Holdings not owned by us, which will not apply to transfers or exchanges permitted under the Shareholders Agreement or the Exchange Agreement, and (iv) imposes transfer restrictions on shares of our Class B common stock.

Exchange Agreement

On the Combination Date, we entered into an exchange agreement (the "Exchange Agreement") with WSII's former owners, which WSII's former owners subsequently transferred to Sapphire. Subject to the pre-emptive rights set forth in the Shareholders Agreement, the Exchange Agreement provides that WS Holdings common stock may be subject to downward adjustment by the issuance of additional WS Holdings common stock to us for (i) issuances of our Class A shares, or any securities convertible or exchangeable into our Class A shares, after the Combination Date or (ii) capital contributions from us. The agreement also provides that at any time before November 29, 2022, Sapphire has the right, but not the obligation, to exchange all (but not less than all) of its WS Holdings common stock into newly issued shares of our Class A shares in a private placement transaction. The exchange ratio for converting WS Holdings common stock into our Class A shares will be determined by a special committee, taking into account the average trading price of our Class A shares over a 20 day trading period and Sapphire's aggregate ownership percentage of WS Holdings common stock at the time of the exchange, as adjusted to take into account the dilutive effect of certain transactions. Upon such exchange, we will automatically redeem for no consideration all of our Class B common stock outstanding.

Indemnification Agreements

On the Combination Date, we entered into indemnification agreements with each of our directors and executive officers. The agreements provide for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to our company or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Employment Agreement

In April 2010, WSII entered into employment agreement with our Chairman, Mr. Holthaus, under which he was compensated as a part-time employee and as chairmen of the board of directors of WSII and certain affiliates controlled by TDR Capital. He was paid an annual salary of $200,000, was eligible for an annual performance bonus

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($500,000 target), and received perks and benefits consistent with those offered to other WSII executives. In 2017, WSII paid $1,485,598 to Mr. Holthaus for salary and bonuses under his agreement. This amount included an accelerated payment of two years of performance bonuses (paid out at target), $744,167 of which was indirectly funded by Algeco/Scotsman Holding S.á r.l. ("Algeco Holding"), pursuant to a separation and release agreement between Mr. Holthaus and Algeco Holding. The employment agreement was terminated on the Combination Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Equity Compensation Plan Information

On November 16, 2017, our shareholders approved a new long-term incentive award plan (the "Plan") in connection with the Business Combination. The Plan is administered by the Compensation Committee. Under the Plan, the Compensation Committee may grant an aggregate of 4,000,000 shares of Class A common stock in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and performance compensation awards. As of December 31, 2017, no securities had been granted under the Plan.

Plan Category	Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Common Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column(a) (c)
Equity compensation plans approved by WillScot's stockholders*	—	—	4,000,000
Equity compensation plans not approved by WillScot's stockholders	—	—	—

Totals	—	—	4,000,000

  *Awards issuable under the Plan include common stock, stock options, restricted stock, restricted stock units, stock appreciation rights and other incentive awards.

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Beneficial Ownership

The following table sets forth information regarding the beneficial ownership of our common stock as of April 23, 2018 by each person who is the beneficial owner of more than 5% of our common shares; each of our executive officers and directors; and all of our executive officers and directors as a group. The beneficial ownership of our common stock is based on 84,644,774 Class A shares and 8,024,419 Class B shares issued and outstanding, as of April 23, 2018.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all common shares beneficially owned by them. To our knowledge, no common shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Number of Shares	%	Number of Shares	%

Directors and Executive Officers(1)
Bradley L. Soultz(2)	685,556	*	—	*
Timothy D. Boswell(2)	210,940	*	—	*
Bradley L. Bacon(2)	92,419	*	—	*
Sally J. Shanks(2)	16,500	*	—	*
Gerard E. Holthaus(3)	309,225	*	—	*
Gary Lindsay	—	*	—	*
Stephen Robertson(4)(9)	46,382,531	54.8%	8,024,419	100%
Mark S. Bartlett(5)	3,690	*	—	*
Jeff Sagansky(6)	4,818,065	5.7%	—	*
Fredric D. Rosen(7)	863,690	1%	—	*
All executive officers and directors as a group	53,382,616	63.1%	8,024,419	100%
Five Percent Holders
Wellington Management Group LLP(8)	8,580,765	9.9%	—	*
Sapphire Holding S.à r.l.(9)	46,382,531	54.8%	8,024,419	100%

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options or warrants that are currently exercisable or exercisable within 60 days. Unless otherwise noted, the business address of each stockholder listed above is 901 S. Bond Street, Suite 600, Baltimore, Maryland 21231.

(2)
Includes unvested stock options and restricted common units ("RSUs") granted to our executive officers in March 2018 under the Plan, all of which are subject to forfeiture. Mr. Soultz holds 408,497 unvested stock options and 277,059 unvested RSUs, Mr. Boswell holds 125,691 unvested stock options and 85,249 unvested RSUs, Mr. Bacon holds 55,069 unvested stock options and 37,350 unvested RSUs, and Ms. Shanks holds 16,500 unvested RSUs. Each RSU represents a contingent right to receive upon vesting one share of our Class A common stock or its cash equivalent, and the reported RSUs vest in four equal installments on each of the first four anniversaries of the grant date. Each stock option represents the right upon vesting to buy one Class A share for $13.60 per share, and the reported stock options vest in four equal installments on each of the first four anniversaries of the grant date.

(3)
Includes 9,225 unvested restricted shares of our Class A common stock that are subject to forfeiture, which were granted to Mr. Holthaus in March 2018 as part of our annual non-executive director compensation program, and 300,000 shares acquired by Mr. Holthaus from Sapphire upon completion of the Business Combination.

(4)
TDR Capital manages TDR Capital II Holdings L.P. ("TDR Capital II"), the investment fund which is the ultimate beneficial owner of Sapphire. TDR Capital controls all of TDR Capital II's voting rights in respect of its investments and no one else has equivalent control over the investments. TDR Capital II's investors are passive investors (as they are limited partners) and no investor directly or indirectly beneficially owns 20% or more of the shares or voting rights through their investment in the fund. TDR Capital is run by its board and investment committee which consists of the partners of the firm. Mr. Robertson may be

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  deemed to beneficially own the securities held by Sapphire through his ability to either vote or direct the vote of the securities or dispose or direct the disposition of the securities, either through his role at the TDR Capital II, contract, understanding or otherwise. Mr. Robertson disclaims beneficial ownership of such securities, except to the extent of his pecuniary interests therein.

(5)
Includes unvested restricted shares of our Class A common stock that are subject to forfeiture, which were granted to Mr. Bartlett in March 2018 as part of our annual non-executive director compensation program.

(6)
Includes 3,690 unvested restricted shares of our Class A common stock that are subject to forfeiture, which were granted to Mr. Sagansky in March 2018 as part of our annual non-executive director compensation program, 30,000 shares held directly by Mr. Sagansky, and 4,784,375 shares held by DEAL, over which Mr. Sagansky has voting and investment power. With respect to DEAL's shares, the reported beneficial ownership (a) assumes 3,231,250 shares deposited by DEAL into escrow pursuant to the Earnout Agreement are released to DEAL and (b) does not include any shares underlying 7,275,000 warrants held by DEAL that are restricted and subject to potential transfer to Sapphire or cancelation under the Earnout Agreement. Mr. Sagansky disclaims beneficial ownership of the shares held by DEAL except to the extent of his pecuniary interest therein.

(7)
Includes 3,690 unvested restricted shares of Class A common stock that are subject to forfeiture, which were granted to Mr. Rosen in March 2018 as part of our annual non-executive director compensation program, 25,000 shares held directly by Mr. Rosen, 625,000 shares underlying 1,250,000 warrants held by Mr. Rosen, 10,000 shares underlying 20,000 warrants held by Mr. Rosen's wife, 100,000 shares underlying 200,000 warrants held by the Sara L. Rosen Trust, and 100,000 shares underlying 200,000 warrants held by the Samuel N. Rosen 2015 Trust. Mr. Rosen is a trustee of the Sara L. Rosen Trust and the Samuel N. Rosen 2015 Trust. Mr. Rosen disclaims beneficial ownership of the securities held by the trusts.

(8)
According to a Schedule 13G/A filed with the SEC on February 8, 2018 on behalf of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, "Wellington"), Wellington has beneficial ownership over the shares reported. The mailing address of this stockholder is 280 Congress Street, Boston, MA 02210.

(9)
According to a Schedule 13D/A filed with the SEC on January 23, 2018 on behalf of Sapphire, TDR Capital II, TDR Capital, Manjit Dale, and Mr. Robertson (the "TDR Group") have beneficial ownership over the reported shares. TDR Capital II is the sole equity holder of Sapphire, TDR Capital manages TDR Capital II, and Messrs. Dale and Robertson are the founding partners of TDR Capital. The shares reported include (a) 46,375,151 shares of Class A common stock and (b) 7,380 unvested restricted shares of Class A common stock that are subject to forfeiture, which were issued to Messrs. Robertson and Lindsay as part of our annual non-executive director compensation program and subsequently transferred to Sapphire. The reported beneficial ownership does not assume (i) an exchange of 8,024,419 shares of WS Holdings' common stock, par value $0.0001 per share, into any Class shares pursuant to the Exchange Agreement and (ii) a corresponding reduction of our Class B shares upon an exchange of WS Holdings' common stock into Class A shares. The mailing address of this stockholder is c/o TDR Capital, 20 Bentinick Street, London, UK W1U 2EU.

MATTERS RAISED AT THE ANNUAL MEETING NOT INCLUDED IN THIS STATEMENT

We do not know of any matters to be acted upon at the annual meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2019 ANNUAL MEETING

A director nomination or proposal for action to be presented by any stockholder at the 2019 annual meeting of stockholders will be acted on only:

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If the proposal is to be included in our proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the proposal is received at the office of the Corporate Secretary on or before January 9, 2019

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If the proposal is not to be included in the proxy statement, the proposal is received at the office of the Corporate Secretary no earlier than February 19, 2019, and no later than March 21, 2019

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•
Director nominations must be received at the office of the Corporate Secretary no earlier than February 19, 2019, and no later than March 21, 2019

In each case, your proposal or nomination must be delivered in the manner and accompanied by the information required in our bylaws. You may request a copy of the bylaws by writing to WillScot Corporation c/o Corporate Secretary at 901 S. Bond Street, Suite 600, Baltimore, MD 21231. Please also fax a copy of your request to us at (410) 933-5940.

SECTION 16(A) BENEFICAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC, and to furnish us with copies of such forms. Based on our review of the forms we have received, or written representations from reporting persons, we believe that, during 2017, each of our executive officers and directors complied with all such filing requirements.

ACCESS TO FORM 10-K

On written request, we will provide, without charge to each record or beneficial holder of our common stock as of April 23, 2018, a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, including the financial statements and schedules. Written requests should be directed to WillScot Corporation c/o Corporate Secretary at 901 S. Bond Street, Suite 600, Baltimore, MD 21231.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

You are invited to attend the annual meeting and are entitled to vote on the items of business described in this proxy statement because you are a stockholder of our company. The proxy materials include the notice of annual meeting, this proxy statement for the annual meeting and our annual report. If you received a paper copy of these materials by mail or email, the proxy materials also include a proxy card or voting instruction card for the annual meeting.

When and where will the company hold the annual meeting?

The annual meeting will be held on Tuesday, June 19, 2018, at 9 a.m. Eastern Daylight Time, at our executive office located at 901 S. Bond Street, Suite 600, Baltimore, Maryland 21231.

Who may vote at the annual meeting?

As of the record date, April 23, 2018 there were 84,644,774 shares of our Class A common stock and 8,024,419 shares of our Class B common stock outstanding (collectively, "common stock"). You may vote all of the shares of our common stock that you own at the close of business on the record date. You may cast one vote for each share that you own. Holders of Class A shares and Class B shares vote together as a single class on all matters submitted to a vote of our stockholders. We do not have cumulative voting rights for the election of directors.

What is a quorum?

A quorum must be present at the annual meeting in order to transact business. A quorum will be present if a majority of our shares of common stock entitled to vote are represented at the annual meeting, either in person or by proxy. If a quorum is not present, no business may be conducted at the annual meeting, in which case the annual meeting may

24	2018 proxy statement

be adjourned, without a vote of stockholders by the chairman of the annual meeting, until such time as a quorum is present.

Proxies received and marked as abstentions from voting on a proposal, and broker non-votes are counted for determining whether a quorum is present. A "broker non-vote" results when a trust, broker, bank, or other nominee or fiduciary that holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have the discretionary authority to vote on a matter. If a properly executed proxy has not been returned, the holder is not present for quorum purposes.

What am I voting on, how many votes are required to elect directors and approve the other proposals, and how does the Board recommend that I vote?

Proposal No. 1: Elect as directors the two nominees named in the proxy statement	As there are two nominees for the two seats up for election, each nominee will be elected as a director if he receives the affirmative vote a plurality of the total votes cast "FOR" with respect to his election as a director at the annual meeting. Any abstentions or broker non-votes are not counted as votes cast either "FOR" or "WITHHELD" with respect to a director's election and will have no effect on the election of directors.
The Board recommends a vote FOR the election of each nominee as a director.
Proposal No. 2: Ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2018
Ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2018 requires a majority of the votes cast on the proposal at the annual meeting to be voted "FOR" this proposal. Abstentions will not count as votes cast either "FOR" or "AGAINST" Proposal No. 2, and will have no effect on the results of the vote on this proposal.
The Board recommends a vote FOR the ratification of EY's appointment.

How many votes do I have?

You have one vote on each proposal for each share of common stock that you owned as of the record date, April 23, 2018.

How do I vote my shares?

  •
  Stockholders of Record

    If you are a stockholder of record (i.e., you hold your shares in certificate form or through an account with our transfer agent, Continental Stock Transfer & Trust Company), then you can attend the annual meeting, complete a ballot and submit it. You may also vote by completing, signing and dating the proxy card that you received from us, and returning it in the accompanying pre-addressed envelope. IF YOU VOTE BY MAIL, YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING DATE.

25	2018 proxy statement

  •
  Beneficial Owners

    If you are a beneficial owner of shares registered in the name of your brokerage firm, bank or other agent, then you should receive a notice containing voting instructions from that organization rather than our company. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form. See "How do I attend the annual meeting in person?" below for more information on how to attend the annual meeting.

Even if you plan to attend the annual meeting, please authorize a proxy to vote your shares right away, by following the instructions on the proxy card that you received from us or the voting instruction card that you received from your broker, bank or other agent. By voting by proxy, you will be directing the persons designated as proxy holders as your proxies to vote your shares at the annual meeting in accordance with your instructions.

Will my shares be voted if I do not complete, sign, date and return my proxy card or voting instruction card, or vote by some other method?

If you are a registered "record" stockholder and you do not vote your shares by completing, signing, dating and returning a proxy card, your shares will not be voted unless you attend the annual meeting and vote in person. In addition, if you sign, date and return a proxy card, but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board's recommendations and in the discretion of the proxy holder on any other matter that may properly come before the annual meeting.

If your shares are held in a brokerage account or by a bank or other agent, you are considered the "beneficial owner" of shares held in "street name" and the proxy materials were forwarded to you by that organization. In order to vote your shares, you must follow the voting instructions provided to you by that organization. Brokerage firms, banks and other agents are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct the record holder how to vote and you are also invited to attend the annual meeting. We encourage you to provide instructions to your brokerage firm, bank or other agent on how to vote your shares. Because a beneficial owner is not the record stockholder, you may not vote the shares in person at the annual meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares at the meeting.

Even if you do not provide voting instructions on your voting instruction card, your shares may be voted if you hold shares through an account with a brokerage firm, bank or other agent. Brokerage firms have the authority under Nasdaq rules to vote shares for which their customers do not provide voting instructions on certain routine matters. Proposal No. 2, to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2017, is considered a routine matter for which brokers, banks and other agents may vote in the absence of specific instructions.

When a proposal is not considered routine and the broker, bank or other agent has not received voting instructions from the beneficial owner of the shares with respect to such proposal, such firm cannot vote the shares on that proposal. All proposals, other than Proposal No. 2, are non-routine proposals. Votes that cannot be cast by a broker, bank or other agent on non-routine matters are known as "broker non-votes."

How can I revoke my proxy and change my vote prior to the annual meeting?

You may revoke your proxy or change your vote at any time prior to the vote taken at the annual meeting.

  •
  Stockholders of Record

    You may revoke your proxy by (i) notifying our Corporate Secretary, at our office at 901 S. Bond Street, Suite 600, Baltimore, Maryland 21231, in writing that you wish to revoke your proxy; (ii) submitting a proxy

26	2018 proxy statement

    dated later than your original proxy; or (iii) attending the annual meeting and voting by ballot. Attending the annual meeting will not by itself revoke a proxy; you must submit a ballot and vote your shares at the annual meeting.

  •
  Beneficial Owners

    For shares you hold beneficially or in street name, you may change your vote by following the specific voting instructions provided to you by the record holder to change or revoke any instructions you have already provided, or, if you obtained a legal proxy from your brokerage firm, bank or other agent giving you the right to vote your shares, by attending the annual meeting and voting in person.

Who pays the costs of the proxy solicitation?

We will pay the cost of soliciting proxies. Beyond these proxy materials, our directors and employees may solicit proxies in person, by telephone or by electronic communication. Directors and employees will not receive any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I received more than one proxy card or voting instruction card?

If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with our transfer agent and/or brokerage firm, bank or other agent, or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote all of your shares.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be provided in a current report on Form 8-K that we expect to file within four business days after the annual meeting.

How do I attend the annual meeting in person?

Attendance at the annual meeting is limited to stockholders as of the close of business on the record date or their authorized representatives. Seating will be limited. Instructions for admission to the annual meeting are set forth below.

  •
  Stockholders of Record.  Please mark the box on the proxy card you return to the company indicating that you plan to attend the annual meeting. You will be asked at the annual meeting to present a valid government issued photo identification, such as a driver's license or passport.

  •
  Beneficial Owners.  You must obtain a legally valid proxy from the registered owner and present it to the inspector of elections with your ballot in order to vote your shares at the annual meeting. A legal proxy is an authorization from your broker, bank or other agent to vote the shares held in the registered owner's name that satisfies Delaware state law and applicable SEC requirements. You will also need to present a valid government issued photo identification, such as a driver's license or passport, and your brokerage statement reflecting your ownership of shares prior to the close of business on the record date.

  •
  Authorized Representatives.  If you are a stockholder as of the record date and intend to appoint an authorized named representative to attend the annual meeting on your behalf, you must send a written request for an admission ticket by regular mail to our Corporate Secretary at 901 S. Bond Street, Suite 600, Baltimore, Maryland 21231. Requests for authorized named representatives to attend the annual meeting must be received by no later than Wednesday, June 5, 2018. Please include the following information when submitting your request: (i) your name and complete mailing address; (ii) proof that you own shares of common stock of the company prior to the close of business on the record date (such as a brokerage statement showing your name and address or a letter from the brokerage firm, bank or other

27	2018 proxy statement

    agent holding your shares); (iii) a signed authorization appointing such individual to be your authorized named representative at the meeting, which includes the individual's name, mailing address, telephone number and email address, and a description of the extent of his or her authority; and (iv) a legal proxy if you intend such representative to vote your shares at the meeting.

Cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment, and electronic devices will not be allowed in the meeting room. Please allow ample time for check-in, and please note that large bags will not be allowed due to security reasons.

Stockholders who do not present the required information may not be admitted to the annual meeting. We reserve the right to deny entry to the annual meeting if any of these conditions are not satisfied.

28	2018 proxy statement

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. WillScot Corporation Annual Meeting of Stockholders June 19, 2018, at 9:00 A.M. 901 S. Bond Street, Suite 600 Baltimore, Maryland 21231 This Revocable Proxy is Solicited on behalf of The Board Of Directors MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. Please mark your votes like this 1. Election of Directors (1) Mark S. Bartlett (2) Bradley L. Soultz FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) 2. Ratification of Ernest & Young LLP FOR AGAINST ABSTAIN as our independent registered public accounting firm for 2018. (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) Please indicate if you plan to attend this meeting. YES NO CONTROL NUMBER Signature Signature, if held jointly Date , 2018. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WILLSCOT CORPORATION I hereby appoint Bradley L. Bacon, Timothy D. Boswell, and Bradley L. Soultz, together and separately, as proxies to vote all shares of common stock that I have the power to vote at the annual stockholders meeting to be held on June 19, 2018, at 9 a.m., at the company’s office located at 901 S. Bond Street, Suite 600, Baltimore, Maryland 21231, and at any adjournment or postponement thereof. The proxies are authorized in their discretion to name others to take their place. I also acknowledge receipt of the notice of annual meeting and proxy statement, dated April 30, 2018, and the company’s 2017 annual report to stockholders. This proxy, when properly completed and returned, will be voted in the manner directed herein by the stockholder named on the reverse side. IF NO DIRECTION IS MADE, IT WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES NAMED HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. (Continued, and to be marked, dated and signed, on the other side)